UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2009

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Crescent Court, Suite 700
Dallas, TX 75201
(Address of principal executive offices)
Registrant’s telephone number, including area code (214) 459-2770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 24, 2009, the United States Bankruptcy Court for the Southern District of New York entered an order authorizing BearingPoint, Inc. (the “Company”) to implement, and the Board of Directors of the Company approved, a Key Employee Incentive Plan (the “Plan”). The Plan is intended, among other things, to retain and incent certain of the Company’s key employees to (i) preserve the value of the Company’s key assets to the benefit of the Company’s clients, employees and creditors and (ii) complete specific objectives regarding the transfer and/or monetization of these assets.
     Pursuant to the Plan, Ed Harbach, the Company’s Chief Executive Officer, will be entitled to receive up to $900,000 as a sales incentive payment. Based on the closings of the sales of the Company’s Public Services, Commercial Services and Japan businesses, Mr. Harbach is entitled to receive $720,000 and, upon the completion of the sale of the Company’s Europe, Middle East and Africa business, Mr. Harbach will be entitled to receive an additional $180,000. Pursuant to the terms of the Plan, Mr. Harbach was paid approximately $639,000 on July 28, 2009. On a percentage basis, payments to Mr. Harbach of the sales incentive payment amounts made under the Plan (out of a total of $900,000) may not exceed the percentage of the total secured obligation, as of February 18, 2009, that the Company has distributed to its secured creditors. Additional sales incentive payments will be made to Mr. Harbach when additional amounts are distributed to the secured creditors, and, assuming such additional amounts are distributed, upon the completion of the sale of the Company’s Europe, Middle East and Africa business. Mr. Harbach may also be eligible to participate in certain wind-down incentive payments available for distribution under the Plan.
Forward-Looking Statements
     Some of the statements in this Form 8-K constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, certain statements regarding the Company’s bankruptcy and the sale of the Company’s businesses. These statements are based on our current expectations, estimates and projections. Words such as “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation: (i) the ability of the Company to continue as a going concern; (ii) risks and uncertainties associated with the Company’s bankruptcy proceedings as a result of filing for reorganization under chapter 11 of title 11 of the Bankruptcy Code, including, without limitation, employee attrition, as well as Bankruptcy Court rulings and the outcome of the Company’s bankruptcy proceedings in general; (iii) the Company’s ability to obtain Bankruptcy Court approval with respect to the proposed sale of all or substantially all of its businesses, if required, and related changes to the plan of reorganization; (iv) the ability of the Company to enter into definitive agreements with respect to the sale of the rest of its businesses and assets, and to consummate such sale transactions on favorable terms, if at all; (v) the ability of the Company to satisfy conditions to the closing of any sale transactions; (vi) the ability of third parties to fulfill their obligations pursuant to sale agreements, including their ability to obtain financing under current financial market conditions; (vii) risks and uncertainties inherent in transactions involving the sale of all or substantially all of the businesses of the Company, including, without limitation, the diversion of management attention from the operation of the Company’s business and risks associated with any failure to consummate such sale transactions; (viii) the potential adverse impact of the chapter 11 proceedings on the Company’s liquidity and results of operations; and (ix) claims made after the date that the Company filed for bankruptcy and other claims that are not discharged in the chapter 11 proceedings. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2009	BearingPoint, Inc.
	By:	/s/ Kenneth A. Hiltz
Kenneth A. Hiltz
Chief Financial Officer

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